EXHIBIT 10 (e)

                       CONSENT OF JOSEPH P. DECRESCE, ESQ.

To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-82912) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.




Very truly yours,




/s/ Joseph P. DeCresce
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Joseph P. DeCresce, Counsel
PHL Variable Insurance Company




Dated: April 30, 2003